SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 2, 2009 (the “Closing Date”), Fox Properties LLC (the “Borrower”), a subsidiary of DuPont Fabros Technology, Inc. (the “Company”), and DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), entered into a Credit Agreement relating to a $150 million term loan facility with TD Bank, National Association (“TD”), as a Lender and Agent, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager (the “Credit Agreement”).

The term loan matures on December 2, 2014. Borrowings under the term loan bear interest at LIBOR plus 4.25%. The Borrower may also elect to make borrowings that bear interest at the greater of (a) the base rate, which is the greater of TD’s prime rate, 0.5% above the Federal Reserve Bank of Boston’s rate and 1.5%, plus in each case 4.25%, and (b) the sum of LIBOR plus 4.25%. In each case, the applicable margin will be 4.00%, rather than 4.25%, if the debt service coverage ratio for the most recently ended calendar quarter is 1.65 to 1. The terms of the Credit Agreement require that, within 120 days of the Closing Date, the Borrower will enter into an interest rate swap or cap agreement with a notional principal amount equal to the outstanding principal amount of the loan.

The term loan is secured by ACC5, a wholesale data center, and the land for future development of a data center to be known as ACC6, owned by the Borrower located in Ashburn, Virginia, and an assignment of the lease agreements between Borrower and the tenants of ACC5.

The Credit Agreement requires quarterly installments of principal of $1.3 million beginning on the earlier of the date on which the debt service coverage ratio is at least 1 to 1 or June 30, 2011, and may be prepaid in whole or in part without penalty any time after November 30, 2010, subject to the payment of certain LIBOR rate breakage fees.

Under the Credit Agreement, the Borrower may increase the total loan at any time after March 30, 2010 and on or before June 30, 2012 to not more than $250 million, subject to lender commitments, receipt of new appraisals of the ACC5 and ACC6 property, a minimum debt service coverage ratio of no less than 1.65 to 1, and a maximum loan-to-value of 50%.

The Credit Agreement requires ongoing compliance by the Borrower and the Operating Partnership with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or assets sales and maintenance of certain leases. In addition, the Credit Agreement requires ongoing compliance with certain financial covenants, including, without limitation, the following:

•	The principal amount of the term loan may not exceed sixty percent (60%) of the appraised value of ACC5;

•	The Borrower must maintain the following minimum debt service coverage ratios:

o	Calendar quarters ending March 31, 2011 and June 30, 2011— 1.00 to 1;

o	Calendar quarter ending September 30, 2011 and December 31, 2011 — 1.15 to 1; and

o	Commencing with the calendar quarter ending March 31, 2012 and continuing for the remainder of the term— 1.50 to 1; provided, however, that if the Borrower exercises its right to increase the total amount of the loan above $150 million, 1.65 to 1.

•

Consolidated total indebtedness of the Operating Partnership and its subsidiaries to gross asset value of the Operating Partnership and its subsidiaries must not exceed 65% during the term of the loan.

•	Ratio of adjusted consolidated Earnings Before Interest Taxes Depreciation and Amortization to consolidated fixed charges must not be less than 1.45 to 1 during the term of the loan.

•

Minimum consolidated tangible net worth of the Operating Partnership and its subsidiaries must not be less than approximately $575 million (plus 75% of the sum of (i) the net proceeds from any offerings after December 2, 2009 and (ii) the value of any interests in the Operating Partnership or DFT issued upon the contribution of assets to DFT, the Operating Partnership or its subsidiaries after December 2, 2009) during the term of the loan.

•

The Operating Partnership and its subsidiaries’ investments in development projects must not exceed $1 billion and the Operating Partnership and its subsidiaries may not have more than five development projects ongoing at anytime.

Pursuant to a Guaranty, dated as of December 2, 2009, by the Operating Partnership for the benefit of the Agent and the lenders under the Credit Agreement, the Operating Partnership has guaranteed payment of the following amounts: (i) up to $112,500,000 of the principal amount under the Credit Agreement, and (ii) upon an increase in the principal amount of the loan, 75% of such increase up to $187,500,000 of the principal amount, and also is liable for certain costs under the loan. The Operating Partnership, however, will guaranty 100% of the Borrower’s debt service obligations and will provide standard environmental and carve-out guarantees.

The Lenders have the right to demand repayment of all amounts due under the Credit Agreement upon a change in control (as defined in the Credit Agreement).

Upon certain events of default (as defined in the Credit Agreement) and subject to various cure rights, at the option of the lenders, the principal, accrued interest and other obligations of the Borrower under the Credit Agreement shall become immediately and automatically due and payable and the agent and the lenders may withhold disbursements and pursue actions against the collateral. The Credit Agreement is cross-defaulted with other indebtedness of the Operating Partnership and its subsidiaries.

The foregoing summary does not purport to be a complete description of the terms of the Credit Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

From time to time, the Company has had customary commercial banking relationships with TD and investment banking relationships with affiliates of TD.

* * *

The Company also issued a press release on December 3, 2009 announcing that the Borrower and Operating Partnership had entered into the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of December 2, 2009, by and among Fox Properties LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, TD Bank, National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of December 2, 2009, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing that the Borrower and Operating Partnership entered into the Credit Agreement, dated December 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 4, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	Credit Agreement, dated as of December 2, 2009, by and among Fox Properties LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, TD Bank, National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and TD Securities (USA) LLC, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of December 2, 2009, by DuPont Fabros Technology, L.P. for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated December 3, 2009